UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2015

MALIBU BOATS, INC.

(Exact Name of Registrant as specified in its charter)

Commission file number: 001-36290

Delaware	5075 Kimberly Way Loudon, Tennessee 37774	46-4024640
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)	(I.R.S. Employer Identification No.)

(865) 458-5478

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On April 15, 2015, Malibu Boats, Inc. (the “Company”) accepted 3,333,333 tendered shares of its Class A Common Stock, par value $0.01 per share (“Class A Common Stock”) in its “modified Dutch auction” tender offer in which it purchased such shares of its Class A Common Stock for $21.00 per share in cash (the “Offer”). The Offer expired on April 9, 2015. Upon the acceptance by the Company of such shares on April 15, 2015, 2,602,923 shares of the Company’s Class A Common Stock were deemed to have been issued on April 9, 2015 in exchange for 2,602,923 limited liability company interests of Malibu Boats Holdings, LLC (the “LLC”) in connection with the Offer. The shares of Class A Common Stock were issued to 37 individuals and entities, of which less than 35 of such individuals and entities are non-accredited investors, in reliance on the exemption under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

On April 15, 2015, in connection with transfers of limited liability company interests of the LLC (“LLC Units”) by certain members of the LLC to two entities (the “New LLC Members”), the Company issued a total of two shares of its Class B Common Stock, par value $0.01 per share (“Class B Common Stock”), to the New LLC Members, each of which is an accredited investor, for nominal consideration. These shares of Class B Common Stock were issued in reliance on the exemption under Section 4(a)(2) of the Securities Act. These two shares of Class B Common Stock were subsequently cancelled on April 15, 2015 in connection with the exchange by the New LLC Members of their 12,200 LLC Units into 12,200 shares of Class A Common Stock. The shares of Class A Common Stock were issued to the two entities, each of which is an accredited investor, in reliance on the exemption under Section 4(a)(2) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALIBU BOATS, INC.

By:	/s/ Wayne R. Wilson
Name:	Wayne R. Wilson
Title:	Chief Financial Officer

Date: April 15, 2015